EXHIBIT 10.21

FIFTH AMENDMENT

TO

ALLERGAN, INC.

SAVINGS AND INVESTMENT PLAN

(RESTATED 2008)

The ALLERGAN, INC. SAVINGS AND INVESTMENT PLAN (Restated 2008) (the “Plan”) is hereby amended as follows, effective as of January 1, 2008, the Effective Date of the restated Plan:

1.	Section 4.5(b) is amended to read as follows:

“(b)(i) For purposes of satisfying the Actual Deferral Percentage test of Section 4.3(a), the following procedures shall be used by the Committee to determine the total amount of excess Compensation Deferral Contributions to be returned to Highly Compensated Participants: The amount of excess Compensation Deferral Contributions attributable to a given Highly Compensated Participant for a Plan Year shall be determined by the Committee as the amount by which that person’s Compensation Deferral Contributions would have to be reduced for that person’s Actual Deferral Percentage to equal the highest permitted Actual Deferral Percentage under the Plan. To calculate the highest Actual Deferral Percentage permitted under the Plan, the Actual Deferral Percentage of the Highly Compensated Participant with the highest Actual Deferral Percentage is reduced by the amount required to cause that person’s Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Participant with the next highest Actual Deferral Percentage. If a lesser reduction would enable the Plan to satisfy the Actual Deferral Percentage test of Section 4.3(a), only the lesser reduction is used in determining the highest permitted Actual Deferral Percentage. This process will be repeated until the Actual Deferral Percentage test would be satisfied. The total amount of the excess Compensation Deferral Contributions is equal to the sum of these hypothetical reductions for all Highly Compensated Participants.

(ii) For the purposes of satisfying the Actual Deferral Percentage test of Section 4.3(a), the following procedures shall be used by the Committee to apportion the total amount of excess Compensation Deferral Contributions among Highly Compensated Participants: The Compensation Deferral Contributions of the Highly Compensated Participant who has the highest dollar amount of Compensation Deferral Contributions for such Plan Year is reduced to the extent required to cause such Highly Compensated Participant’s Compensation Deferral Contributions to equal the Compensation Deferral Contributions of the Highly Compensated Participant with the next highest Compensation Deferral Contributions; provided, however, if a lesser amount, when added to the total dollar amount already returned under this paragraph (b), equals the total excess Compensation Deferral Contributions that are required to be returned to enable the Plan to satisfy the Actual Deferral Percentage test, the lesser amount shall be returned. This process will be repeated until all excess Compensation Deferral Contributions have been apportioned and returned, and the Plan satisfies the Actual Deferral Percentage test.”

2.	Section 8.7(b) is amended to read as follows:

“(b)    In the event a Participant who incurs a Severance does not receive a distribution of the entire vested portion of his or her Accounts when he or she is not fully vested in such Accounts, the non-vested portion of the Participant’s Accounts shall be forfeited on the date on which the Participant incurs five consecutive Breaks in Service.”

3.	Section 13.4 is amended to add the following sentence to the end thereof:

“If Annual Additions on behalf of any Participant in a Limitation Year to this Plan and all other defined contribution plans maintained by the Company exceed the limitation set forth in Section 13.1, such excess shall be corrected according to the IRS’s Employee Plans Compliance Resolution System, or any successor correction program.”

  IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Fifth Amendment to the Allergan, Inc. Savings and Investment Plan (Restated 2008) on this 22 day of October, 2010.

By:	/s/ Scott D. Sherman
Scott D. Sherman
Executive Vice President, Human Resources